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                                                                    Exhibit 21.1

                        Subsidiaries of Platinum Holdings

                                                                JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
----------                                                       -------------

Platinum Underwriters Bermuda, Ltd. ........................      Bermuda
(100% owned by Platinum Holdings)

Platinum Regency Holdings ..................................      Ireland
(100% owned by Platinum Holdings)

Platinum Underwriters Finance, Inc. ........................      Delaware
(100% owned by Platinum Regency Holdings)

Platinum Underwriters Reinsurance, Inc. ....................      Maryland
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Administrative Services, Inc. .....................      Delaware
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Re (UK) Limited ...................................      United Kingdom
(100% owned by Platinum Regency Holdings)